UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2009

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On October 28, 2009, the Board of Directors of Parker-Hannifin Corporation (the “Company”) adopted a Code of Conduct for the Company, which applies to all directors, officers and employees of the Company and supersedes and replaces the Company’s Code of Ethics in its entirety. The name was changed from Code of Ethics to Code of Conduct to ensure a more consistent translation between the Company’s domestic and international locations. The Code of Conduct clarifies, and provides more detailed explanations of, the standards of conduct that are expected of the Company’s directors, officers and employees. This has been accomplished with the addition or expansion of the following subject matter areas within the Code of Conduct:

•	The Company’s values statements;

•	Additional responsibilities of Managers;

•	Bullying and violence;

•	Substance abuse;

•	Import compliance;

•	Dealing with Governments;

•	Political Action Committee;

•	Intellectual property;

•	Electronic communications;

•	Getting help;

•	Retaliation; and

•	Question and answer segments.

(b) None of the amendments constitute a waiver of any provision of the Code of Conduct on behalf of the Company’s Chief Executive Officer, Chief Financial Officer, or Controller.

The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as amended and restated, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The Code of Conduct is also available on the Company’s investor relations internet website at www.phstock.com under the Corporate Governance page. The information contained on or accessible through the Company’s internet website shall not be deemed to be part of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

14.1	Code of Conduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/S/ THOMAS A. PIRAINO, JR.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: November 3, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

14.1	Code of Conduct.